Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226748 on Form S-3 and Nos. 333-219403,333-224083 and 333-230206 on Form S-8 of our report dated February 12, 2020, relating to the consolidated financial statements of Kala Pharmaceuticals, Inc. and its subsidiaries  appearing in the Annual Report on Form 10-K of Kala Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 12, 2020